Exhibit 3.2 AMENDED AND RESTATED BYLAWS OF THE ESTÉE LAUDER COMPANIES INC. (a Delaware corporation) (As adopted by the Board of Directors of the Corporation, and effective on May 22, 2025) ARTICLE I OFFICES SECTION 1. Registered Office. The registered office of The Estée Lauder Companies Inc. (the “Corporation”) in the State of Delaware shall be as set forth in the Certificate of Incorporation of the Corporation (as it may be amended and/or restated from time to time, the “Certificate”). SECTION 2. Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require. ARTICLE II MEETINGS OF STOCKHOLDERS SECTION 1. Place of Meeting. All meetings of the stockholders of the Corporation shall be held at the office of the Corporation or at such other places, if any, within or without the State of Delaware, as may from time to time be fixed by the Board. The Board may, in its sole discretion, determine that a meeting may be held solely by means of remote communication as authorized by paragraph (a)(2) of Section 211 of the General Corporation Law of the State of Delaware (the “DGCL”). SECTION 2. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date, time and place, if any, within or without the State of Delaware, as the Board shall determine. The Board may postpone, reschedule, or cancel any annual meeting of stockholders previously scheduled by the Board. SECTION 3. Special Meetings. Except as otherwise required by law or the Certificate, special meetings of the stockholders for any purpose or purposes may be called by the Chair of the Board or a majority of the entire Board. Only such business as is specified in the

2 notice of any special meeting of the stockholders shall come before such meeting. The Board may postpone, reschedule, or cancel any special meeting of stockholders previously scheduled by the Board. SECTION 4. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of the stockholders, whether annual or special, shall be given, either by personal delivery, by mail, or by electronic transmission (in manner provided by Sections 232 and 233 of the DGCL) not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the DGCL. Each such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, which respect to special meetings, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall sign a written waiver (or waiver by electronic transmission) of notice thereof, whether before or after such meeting. Notice of adjournment of a meeting of stockholders need not be given if the time and place, if any, to which it is adjourned are announced at such meeting or are provided in any other manner permitted by the DGCL, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting. SECTION 5. Quorum. Except as otherwise provided by law or by the Certificate, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders; provided, however, that in the case of any vote to be taken by a class or classes, the holders of a majority of the votes entitled to be cast by the stockholders of such class or classes shall constitute a quorum for the transaction of business by such class. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder. SECTION 6. Adjournments. The chair of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present. In the event that a quorum does not exist with respect to any vote to be taken by a particular class, the chair of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders of such class who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class. At such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. SECTION 7. Order of Business. (a) At each meeting of the stockholders, the Chair of the Board or, in the absence of the Chair of the Board, such director or officer as shall be selected by the Board shall act as chair of the meeting. The order of business at each such meeting shall be as determined by the chair of the meeting. The Board may adopt by resolution such rules

3 and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chair of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts and things as, in the judgment of such chair, are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies, their qualified representatives (as defined in Section 7(c) below) or such other persons as the chair of the meeting shall determine, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. (b) At any annual meeting of stockholders, only such business shall be conducted as shall have been brought before the annual meeting (i) by or at the direction of the chair of the meeting, (ii) pursuant to the notice provided for in Section 4 of this Article II or (iii) by any stockholder who is a holder of record at the time of the giving of such notice provided for in this Section 7, who is entitled to vote at the meeting, and who complies with the procedures set forth in this Section 7. (c) For business properly to be brought before an annual meeting by a stockholder (except for nominations for the election of directors, which are governed by Article III, Section 3 of these Bylaws), the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation (the “Secretary”) and such business must be a proper matter for stockholder action under the Delaware General Corporation Law (“DGCL”). To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the date on which the Corporation first sent or gave its proxy materials to stockholders for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the first anniversary of the preceding year’s annual meeting of stockholders, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in Section 3 of Article III of these Bylaws) of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, a stockholder’s notice to the Secretary shall set forth in writing: (y) as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting, and (iv) any material interest in such business

4 of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (z) as to any holder of Class A Common Stock, par value $.01 per share, of the Corporation (the “Class A Common Stock”) giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, and their respective affiliates and associates (such affiliates or associates, the “Stockholder Related Persons”) (i) the name and address of the stockholder proposing such business, as they appear on the Corporation’s books, and of such beneficial owner, and any Stockholder Related Person, (ii) the class or series and number of shares of the Corporation which are beneficially owned by the stockholder, the beneficial owner, and any Stockholder Related Person, including any shares of any class or series of capital stock of the Corporation as to which such stockholder, such beneficial owner, or any Stockholder Related Person has a right to acquire beneficial ownership at any time in the future, (iii) a description of any agreement, arrangement, or understanding with respect to the proposal between or among such stockholder, such beneficial owner, any Stockholder Related Person, and any other person, including any agreements, arrangements, or understandings relating to any compensation or payments to be paid with respect to any business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement, or understanding), (iv) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, such beneficial owner, or any Stockholder Related Person, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner, or any Stockholder Related Person, with respect to securities of the Corporation, (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (vi) a representation whether the stockholder, the beneficial owner, if any, or any Stockholder Related Person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal, (vii) any other information relating to such stockholder, beneficial owner, if any, or any Stockholder Related Person required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, (viii) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation, and (ix) a description of any agreement, arrangement, or understanding with respect to any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such stockholder, such beneficial owner, or any Stockholder Related Person that are separated or separable pursuant to such agreement, arrangement, or understanding from the underlying shares of the Corporation. The foregoing notice requirements shall be deemed satisfied by a stockholder

5 if the stockholder has notified the Corporation of such stockholder’s intention to present a propo- sal at an annual meeting in compliance with the applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting. Notwithstanding the foregoing provisions of this Section 7, unless otherwise required by law, if such stockholder does not appear or send a qualified representative to present such proposal at such annual meeting, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 7, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager, or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 7. The chair of an annual meeting (or, in advance of the meeting, the Board or an authorized committee thereof) shall, if the facts warrant, determine that business was not properly brought before the annual meeting in accordance with the provisions of this Section 7 and, if so determined, the chair shall so declare at the annual meeting that such business was not properly brought before the annual meeting and shall not be transacted. (d) A stockholder providing notice of business to be brought before a meeting (given pursuant to paragraph (c) of this Section 7) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (y) as of the record date for the meeting and (z) as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than 5 days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date for the meeting) and not later than 10 days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of 15 days prior to the meeting or adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 7 or any other section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any stockholder’s notice, including, without limitation, any representation required herein, extend any applicable deadlines under these Bylaws, or enable or be deemed to permit a stockholder who has previously submitted a stockholder’s notice under these Bylaws to change any representation that was previously made pursuant to this Section 7, to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business, and/or resolutions proposed to be brought before a meeting of stockholders. (e) Notwithstanding the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 7; provided however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements

6 applicable to proposals as to business (other than nominations) to be considered pursuant to this Section 7 and compliance with this Section 7 shall be the exclusive means for a stockholder to submit business (other than nominations or business properly brought under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 7 shall be deemed to affect any rights of stockholders to request inclusion of proposals other than nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act. SECTION 8. List of Stockholders. The Corporation shall prepare, no later than the tenth day before each meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder’s name. Such list shall be produced and kept available at the times and places required by law. SECTION 9. Voting. (a) Each stockholder of record of any class or series of capital stock of the Corporation shall be entitled at each meeting of stockholders to such number of votes for each share of such stock as may be fixed in the Certificate or, if not so fixed in the Certificate, as provided by the DGCL: (i) on the date fixed pursuant to Section 6 of Article VII of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or (ii) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. (b) Each stockholder entitled to vote at any meeting of stockholders may authorize not in excess of three persons to act for such stockholder by proxy. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board. (c) At each meeting of the stockholders at which a quorum is present, all corporate actions to be taken by vote of the stockholders (other than the election of directors) shall, unless a different or minimum vote is required by the Certificate, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, be authorized by a majority of the votes cast affirmatively or negatively by the stockholders, and where a separate vote by class is required, a majority of the votes cast affirmatively or negatively by the stockholders of such class shall be the act of such class. (d) Unless required by law or determined by the chair of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot.

7 In the case of a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy. (e) For so long as the Certificate restricts the ability of stockholders to act by consent without a meeting, stockholders may act by consent without a meeting as set forth in the Certificate. SECTION 10. Inspectors. The Corporation may appoint one or more inspectors to act at any meeting of stockholders. If appointed, such inspectors shall perform such duties as shall be required by law and as shall be specified by the chair of the meeting. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such inspector. ARTICLE III BOARD OF DIRECTORS SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate directed or required to be exercised or done by the stockholders. SECTION 2. Number, Qualification, and Election. (a) Except as otherwise fixed by or pursuant to the provisions of Article IV of the Certificate relating to the rights of the holders of any class or series of stock having preference over the common stock of the Corporation as to dividends or upon liquidation, the number of directors of the Corporation shall be determined from time to time by the Board by the affirmative vote of directors constituting at least a majority of the entire Board. The use of the phrase “entire board” herein refers to the total number of directors which the Corporation would have if there were no vacancies. (b) The directors, other than those who may be elected by the holders of shares of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation pursuant to the terms of Article IV of the Certificate or any resolution or resolutions providing for the issuance of such stock adopted by the Board, shall be divided into three classes, designated Class I, Class II, and Class III. At each annual meeting of the stockholders, successors to the class of directors whose term expires at that meeting shall be elected for a three-year term. Any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which such director’s term expires and until such director’s successor shall be elected, subject, however, to such director’s prior death, resignation, retirement, or removal from office. (c) Each director shall be at least 30 years of age. Directors need not be stockholders of the Corporation.

8 (d) In any election of directors held at a meeting of stockholders, the persons receiving a plurality of the votes cast by the stockholders entitled to vote thereon at such meeting who are present or represented by proxy, up to the number of directors to be elected in such election, shall be deemed elected. SECTION 3. Notification of Nomination. (a) Subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors at an annual meeting may be made by the Board or by any stockholder who is a stockholder of record at the time of giving of the notice of nomination provided for in this Section 3 of this Article III, who is entitled to vote for the election of directors at the meeting, and who complies with the procedures set forth in this Section 3. For nominations to be properly brought before an annual meeting by a stockholder pursuant to the prior sentence, the stockholder must give timely written notice of such stockholder’s intent to make such nomination, either by personal delivery or by United States mail, postage prepaid, to the Secretary at the principal executive offices of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation with respect to an election to be held at an annual meeting of stockholders, not less than 60 days nor more than 90 days prior to the first anniversary of the date on which the Corporation first sent or gave its proxy materials to stockholders for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the first anniversary of the preceding year’s annual meeting of stockholders, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. Each such notice shall set forth: (y) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder and (ii) such person’s written consent to being named in the Corporation’s proxy statement and accompanying proxy card and to serving as a director if elected; and (z) as to any holder of Class A Common Stock giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, and any Stockholder Related Person (i) the name and address of the stockholder who intends to make the nomination, as they appear on the Corporation’s books, and of such beneficial owner, and any Stockholder Related Person, (ii) the class or series and number of shares of the Corporation which are beneficially owned by the stockholder, the beneficial owner, and any Stockholder Related Person, including any shares of any class or series of capital stock of the Corporation as to which such stockholder, such beneficial owner, or any Stockholder Related Person has a right to acquire beneficial ownership at any time in the future, (iii) a representation that the stockholder is a holder

9 of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iv) a description of all arrangements, or understandings with respect to the nomination between or among the stockholder, such beneficial owner, any Stockholder Related Person, and any other person, including the nominee, including any agreements, arrangements, or understandings relating to any compensation or payments to be paid with respect to the nomination (which description shall identify the name of each other person who is party to such an agreement, arrangement, or understanding), (v) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, such beneficial owner, or any Stockholder Related Person, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner, or any Stockholder Related Person, with respect to securities of the Corporation, (vi) a representation whether the stockholder, the beneficial owner, if any, or any Stockholder Related Person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee, (b) otherwise to solicit proxies or votes from stockholders in support of such nomination, and (c) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act, (vii) any other information relating to such stockholder, beneficial owner, if any, and any Stockholder Related Person required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder, (viii) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation, and (ix) a description of any agreement, arrangement, or understanding with respect to any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such stockholder, such beneficial owner, or any Stockholder Related Person that are separated or separable pursuant to such agreement, arrangement or understanding from the underlying shares of the Corporation. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine whether such proposed nominee is qualified under the Certificate, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation to serve as a director and/or independent director of the Corporation. Only persons nominated in accordance with this Section 3 shall be qualified to serve as directors. (b) In the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 70 days prior to the first anniversary of date on which the Corporation first sent or gave its proxy materials to stockholders for the

10 preceding year’s annual meeting of stockholders, a stockholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. (c) For purposes of the Bylaws (including, without limitation, Article II, Section 7 of these Bylaws), “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 3 and Article II, Section 7 of the Bylaws, the following terms have the following meanings: (i) “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended; (ii) “business day” means any day other than Saturday, Sunday or a day on which banks are closed in New York City, New York; and (iii) “close of business” means 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day. (d) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 3 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 3. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by this Section 3 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which the Corporation first makes a public announcement of the date of the special meeting at which directors are to be elected. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. (e) Notwithstanding the foregoing, unless otherwise required by law, if such stockholder does not appear or send a qualified representative (as defined in Section 7 of Article II of these Bylaws) to present such nomination at such annual or special meeting, such nomination

11 shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The chair of an annual meeting (or, in advance of any meeting of stockholders, the Board or an authorized committee thereof) shall, if the facts warrant, determine that a nomination was not properly brought before the meeting in accordance with the provisions of this Section 3 and, if so determined, the chair shall so declare at the meeting and any such nomination not properly brought before the meeting shall be disregarded. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any stockholder, beneficial owner, or Stockholder Related Person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19 promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any stockholder, beneficial owner or Stockholder Related Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it or such beneficial owner or Stockholder Related Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act. (f) In addition to the requirements set forth elsewhere in these Bylaws, to be eligible to be a nominee for election or re-election as a director of the Corporation, such proposed nominee or a person on such proposed nominee’s behalf must deliver (with respect to a nomination made by stockholder pursuant to this Section 3, in accordance with the time periods for delivery of timely notice pursuant to this Section 3) to the Secretary of the Corporation at the principal executive offices of the Corporation a completed and signed questionnaire with respect to the background and qualification of such proposed nominee (in the form to be provided by the Secretary upon written request of any stockholder of record within ten (10) days of such request) and a written representation and agreement (in the form to be provided by the Secretary upon written request of any stockholder of record within ten (10) days of such request) that such proposed nominee (A) is not and will not become a party to (y) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (z) any Voting Commitment that could limit or interfere with such proposed nominee’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (C) would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed corporate governance, code of conduct and ethics, conflict of interest, confidentiality, corporate opportunities, trading, and any other policies and guidelines of the Corporation applicable to

12 directors. (g) A stockholder providing notice of a proposed nomination for election to the Board (given pursuant to this Section 3) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (y) as of the record date for the meeting and (z) as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than 5 days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date for the meeting) and not later than 10 days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of 15 days prior to the meeting or adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 3 or any other section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any stockholder’s notice, including, without limitation, any representation required herein, extend any applicable deadlines under these Bylaws or enable or be deemed to permit a stockholder who has previously submitted a stockholder’s notice under these Bylaws to change any representation that was previously made pursuant to this Section 3, to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders. (h) Notwithstanding the foregoing provisions of this Section 3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 3; provided however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 3 and compliance with this Section 3 shall be the exclusive means for a stockholder to make nominations. Nothing in this Section 3 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate. SECTION 4. Quorum and Manner of Acting. Except as otherwise provided by law, the Certificate or these Bylaws, a majority of the entire Board shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. The chair of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. SECTION 5. Place of Meeting. The Board may hold its meetings at such place or places, if any, within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notice or waivers of notice thereof.

13 SECTION 6. Regular Meetings. Regular meetings of the Board shall be held at such times and places as the Chair of the Board or the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. SECTION 7. Special Meetings. Special meetings of the Board shall be held whenever called by the Chair of the Board or by a majority of the directors then in office. SECTION 8. Notice of Meetings. Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be given (1) by overnight delivery service or mailed to each director, in either case addressed to such director at such director’s residence or usual place of business, at least two days before the day on which the meeting is to be held or (2) shall be sent to such director by electronic transmission or be given personally or by telephone, not later than the 24 hours before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a written waiver (or waiver by electronic transmission) of such notice or who shall attend such meeting other than for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Every such notice shall state the time and place, if any, but need not state the purpose of the meeting. SECTION 9. Organization. At all meetings of the Board, the Chair, if any, or if none or in the Chair’s absence or inability to act the Chief Executive Officer, if also a director, or if none or in the Chief Executive Officer’s absence or inability to act, a chair chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary. SECTION 10. Rules and Regulations. The Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper. SECTION 11. Participation in Meeting by Means of Communication Equipment. Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting. SECTION 12. Action without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes or proceedings of the Board or of such committee.

14 SECTION 13. Resignations. Any director of the Corporation may at any time resign by giving written notice (or notice by electronic transmission) to the Board, the Chair of the Board, the Chief Executive Officer, the President, or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. SECTION 14. Removal of Directors. Any director (including all members of the Board) may be removed from office at any time, but only by the affirmative vote of the holders of at least 75% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class; provided, however, that after the election of directors in accordance with the provisions of Section 2(b) of this Article III, such removal shall be only for cause. SECTION 15. Vacancies. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation, any vacancy in the Board for any reason and any newly created directorship resulting by reason of any increase in the number of directors may be filled only by the Board (and not by the stockholders), by resolution adopted by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum (or by a sole remaining director); provided, however, that if not so filled, any such vacancy shall be filled by the stockholders at the next annual meeting or at a special meeting called for that purpose. Any director so appointed shall hold office until the next meeting of stockholders at which directors of the class for which such director has been chosen are to be elected and until such director’s successor is elected and qualified. SECTION 16. Compensation. Each director, in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and/or such fees for attendance at meetings of the Board or of committees of the Board, or both, as the Board shall from time to time determine. In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Nothing contained in this Section 16 of this Article III shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor. SECTION 17. Chair of the Board. The Board shall elect from among its members a Chair of the Board. The Chair of the Board shall have such powers and perform such duties as may be assigned by the Board.

15 ARTICLE IV COMMITTEES OF THE BOARD OF DIRECTORS SECTION 1. Establishment of Committees of the Board of Directors; Election of Members of Committees of the Board of Directors; Functions of Committees of the Board of Directors. The Board may, in accordance with and subject to the DGCL, from time to time establish committees of the Board to exercise such powers and authorities of the Board, and to perform such other functions, as the Board may from time to time determine. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. SECTION 2. Procedure; Meetings; Quorum. Regular meetings of committees of the Board, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of any committee of the Board shall be called at the request of a majority of the members thereof. Notice of each special meeting of any committee of the Board shall be given by overnight delivery service or mailed to each member, in either case addressed to such member at such member’s residence or normal place of business, at least two days before the day on which the meeting is to be held or shall be given by electronic transmission or be given personally or by telephone, not later than 24 hours before the meeting, but notice need not be given to any member who shall, either before or after the meeting, give a waiver of such notice or who shall attend such meeting other than for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Any special meeting of any committee of the Board shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present thereat. Notice of any adjourned meeting of any committee of the Board need not be given. Any committee of the Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate, or these Bylaws for the conduct of its meetings as such committee of the Board may deem proper. A majority of the members then serving on any committee of the Board shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. Each committee of the Board shall keep written minutes of its proceedings and shall report on such proceedings to the Board. SECTION 3. Action by Written or Electronic Consent. Any action required or permitted to be taken at any meeting of any committee of the Board may be taken without a meeting if all the members of the committee consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the committee. SECTION 4. Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board.

16 ARTICLE V OFFICERS SECTION 1. Number; Term of Office. The Board shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank, such as “Executive Vice-President” or “Senior Vice-President,” or function), a Treasurer, and such Assistant Secretaries, such Assistant Treasurers, and such other officers as the Board may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these Bylaws and as may be assigned by the Board, the Chief Executive Officer, or the President. Any two or more offices may be held by the same person except the offices of President and Secretary; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate, or these Bylaws to be executed, acknowledged or verified by two or more officers. The Board may from time to time authorize any officer to appoint and remove any such other officers and agents and to prescribe their powers and duties. The Board may require any officer or agent to give security for the faithful performance of such person’s duties. SECTION 2. Term of Office; Removal; Remuneration. Each officer shall hold office for such term as may be prescribed by the Board and until such person’s successor shall have been chosen and shall qualify, or until such person’s death, or resignation, or until such person’s removal in the manner hereinafter provided. Any officer may be removed, either with or without cause, by the Board. SECTION 3. Resignation. Any officer may resign at any time by giving notice in writing (or by electronic transmission) to the Board, the Chief Executive Officer, the President, or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term by the Board. SECTION 5. Chair of the Board; Powers and Duties. The Chair of the Board shall preside at all meetings of the stockholders and the Board. SECTION 6. Chief Executive Officer; President; Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents; Powers and Duties. Subject to the control of the Board, the Chief Executive Officer shall supervise and direct generally all the business and affairs of the Corporation. The President, each Executive Vice President, each Senior Vice President, and each Vice President shall have such powers and perform such duties as may be assigned by the Board, the Chief Executive Officer, or the President. In case of the absence or disability of the Chief Executive Officer or a vacancy in the office, the President, an Executive Vice President, a Senior Vice President, or a Vice President designated by the Chief Executive Officer or the Board shall exercise all the powers and perform all the duties of the Chief Executive Officer. The

17 Board may elect one or more persons to be the President and/or Chief Executive Officer of a division or business unit of the Corporation. SECTION 7. Secretary and Assistant Secretary; Powers and Duties. The Secretary shall attend all meetings of the stockholders and the Board and shall keep the minutes for such meetings in one or more books provided for that purpose. The Secretary shall be custodian of the corporate records, except those required to be in the custody of the Treasurer or the Controller, shall keep the seal of the Corporation, and shall execute and affix the seal of the Corporation to all documents duly authorized for execution under seal on behalf of the Corporation, and shall perform all of the duties incident to the office of Secretary, as well as such other duties as may be assigned by the Board or the Chief Executive Officer. An Assistant Secretary shall perform such of the Secretary’s duties as the Secretary shall from time to time direct. In case of the absence or disability of the Secretary or a vacancy in the office, an Assistant Secretary designated by the Board, the Chief Executive Officer, or the Secretary, if the office is not vacant, shall perform the duties of the Secretary. SECTION 8. Chief Financial Officer; Powers and Duties. The Chief Financial Officer shall be responsible for maintaining the financial integrity of the Corporation, shall prepare the financial plans for the Corporation, and shall monitor the financial performance of the Corporation and its subsidiaries, as well as performing such other duties as may be assigned by the Board or the Chief Executive Officer. SECTION 9. Treasurer and Assistant Treasurer; Powers and Duties. The Treasurer shall have care and custody of the funds and securities of the Corporation, shall deposit such funds in the name and to the credit of the Corporation with such depositories as the Treasurer shall approve, shall disburse the funds of the Corporation for proper expenses and dividends, and as may be ordered by the Board, taking proper vouchers for such disbursements. The Treasurer shall perform all of the duties incident to the office of Treasurer, as well as such other duties as may be assigned by the Board or the Chief Executive Officer. An Assistant Treasurer shall perform such of the Treasurer’s duties as the Treasurer shall from time to time direct. In case of the absence or disability of the Treasurer or a vacancy in the office, an Assistant Treasurer designated by the Board, the Chief Executive Officer, or by the Treasurer, if the office is not vacant, shall perform the duties of the Treasurer. SECTION 10. General Counsel; Powers and Duties. The General Counsel shall be a licensed attorney at law and shall be the chief legal officer of the Corporation. The General Counsel shall have such power and exercise such authority and provide such counsel to the Corporation as deemed necessary or desirable to enforce the rights and protect the property and integrity of the Corporation, shall also have the power, authority, and responsibility for securing for the Corporation all legal advice, service, and counseling, and shall perform all of the duties incident to the office of General Counsel, as well as such other duties as may be assigned by the Board or the Chief Executive Officer.

18 SECTION 11. Controller and Assistant Controller; Powers and Duties. The Controller shall be the chief accounting officer of the Corporation and shall keep and maintain in good and lawful order all accounts required by law and shall have sole control over, and ultimate responsibility for, the accounts and accounting methods of the Corporation and the compliance of the Corporation with all systems of accounts and accounting regulations prescribed by law. The Controller shall audit, to such extent and at such times as may be required by law or as the Controller may think necessary, all accounts and records of corporate funds or property, by whomsoever kept, and for such purposes shall have access to all such accounts and records. The Controller shall make and sign all necessary and proper accounting statements and financial reports of the Corporation, and shall perform all of the duties incident to the office of Controller, as well as such other duties as may be assigned by the Board or the Chief Executive Officer. An Assistant Controller shall perform such of the Controller’s duties as the Controller shall from time to time direct. In case of the absence or disability of the Controller or a vacancy in the office, an Assistant Controller designated by the Chief Executive Officer or the Controller, if the office is not vacant, shall perform the duties of the Controller. SECTION 12. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board, or an authorized committee thereof, or in such manner as the Board, or any authorized committee thereof, shall provide. No officer shall be disqualified from receiving a salary by reason of also being a director of the Corporation. ARTICLE VI INDEMNIFICATION SECTION 1. Scope of Indemnification. (a) Each person who is or was a director, officer or employee of the Corporation (or any of its direct or indirect subsidiaries) and who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that such person is or was a director, officer, or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, or employee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 3 of this Article VI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

19 (b) If an indemnitee is not entitled to indemnification with respect to a portion of any liabilities to which such person may be subject, the Corporation shall nonetheless indemnify such indemnitee to the maximum extent permitted by law for the remaining portion of the liabilities. (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the indemnitee is not entitled to indemnification. SECTION 2. Advancing Expenses. The Corporation shall, to the fullest extent authorized by the DGCL, pay the expenses incurred by an indemnitee in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. SECTION 3. Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article VI shall be contract rights. If a claim under Sections 1 and 2 of this Article VI is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by (a) the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met the applicable standard of conduct and (b) the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon proof of a determination, as provided in Section 2 of this Article VI, that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not

20 entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Corporation. SECTION 4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate, bylaw, agreement, vote of stockholders, or disinterested directors or otherwise. SECTION 5. Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any indemnitee against any expenses, judgments, fines, and amounts payable as specified in this Article VI, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this Article VI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VI. SECTION 6. Effects of Amendments. Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article VI (including, without limitation, this Section 6) shall adversely affect the rights of any indemnitee under this Article VI with respect to any act or omission of such indemnitee that occurs prior to such amendment, repeal or adoption of an inconsistent provision. SECTION 7. Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality, and enforceability of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable. ARTICLE VII CAPITAL STOCK SECTION 1. Share Ownership. (a) Holders of shares of stock of each class of the Corporation shall be recorded on the books of the Corporation. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes of series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by two authorized officers of the Corporation (it being understood that each of the Chair of the Board, the Vice-Chair of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant

21 Treasurer of the Corporation shall be an authorized officer for such purpose). Any or all such signatures and the signatures of any transfer agent or registrar may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, the certificate may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were still such at the date of its issue. (b) The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any officer or agent designated by the Board. SECTION 2. Transfer of Shares. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, if any, and on surrender of the certificate or certificates, if any, for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment, or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. The person in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its stockholders and creditors for any purpose, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. SECTION 3. Registered Stockholders and Addresses of Stockholders. (a) The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law. (b) Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be delivered or mailed to such person, and, if any stockholder shall fail to designate such address, corporate notices may be delivered to such person by mail directed to such person at such person’s post office address, if any, as the same appears on the stock record books of the Corporation or at such person’s last known post office address. SECTION 4. Lost, Stolen, Destroyed, and Mutilated Certificates. The Corporation may issue to any holder of shares of stock the certificate for which has been lost, stolen, destroyed, or mutilated a new certificate or certificates for shares or uncertificated shares, upon the surrender of the mutilated certificate or, in the case of loss, theft, or destruction of the certificate, upon satisfactory proof of such loss, theft, or destruction. The Corporation, may, in its discretion, require the owner of the lost, stolen, or destroyed certificate, or such person’s legal

22 representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. SECTION 5. Regulations. Subject to the requirements of applicable law, the Board may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen, or mutilated. SECTION 6. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If no such record date is fixed for stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by consent shall, by written notice to the Secretary, request the Board to fix a record date. The Board shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation as required by Section 228 of the DGCL. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining

23 stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action. SECTION 7. Transfer Agents and Registrars. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. ARTICLE VIII DIVIDENDS Subject always to the provisions of law and the Certificate, the Board shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interest of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created. ARTICLE IX CORPORATE SEAL The Board shall provide a corporate seal which shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping, or otherwise making, placing, or affixing, or causing to be printed, engraved, lithographed, stamped, or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile, or other reproduction of said corporate seal. ARTICLE X FISCAL YEAR The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board. Unless otherwise fixed by the Board, the fiscal year of the Corporation shall be the twelve-month period beginning July 1 and ending June 30.

24 ARTICLE XI WAIVER OF NOTICE Whenever notice is required to be given by these Bylaws or by the Certificate or by law, a written waiver (or waiver by electronic transmission) thereof, signed or electronically transmitted by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. ARTICLE XII BANK ACCOUNTS, DRAFTS, CONTRACTS, ETC. SECTION 1. Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board, the primary financial officer, or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as such person may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer. SECTION 2. Contracts. The Board may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts, and other obligations or instruments, and such authority may be general or confined to specific instances. SECTION 3. Proxies; Powers of Attorney; Other Instruments. The Chair, the Chief Executive Officer, the President, or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney, and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock or securities of other corporations or entities held by the Corporation. The Chair, the Chief Executive Officer, the President, or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock or securities, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock or securities at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board, from time to time, may confer like powers upon any other person. SECTION 4. Financial Reports. The Board may appoint the primary financial officer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

25 ARTICLE XIII AMENDMENTS The Board shall have the power to adopt, amend, or repeal these Bylaws by the affirmative vote of at least a majority of the members then in office (so long as there is a quorum present). The affirmative vote of the holders of not less than seventy-five (75%) of the voting power of all shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting as a single class shall be required for the stockholders to adopt, amend, or repeal these Bylaws (notwithstanding the fact that approval by a lesser percentage may be permitted by the DGCL). ARTICLE XIV EXCLUSIVE FORUM Unless the Corporation consents in writing to the selection of an alternative forum, (A): (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate or these Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this ARTICLE XIV.